UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

NEWMARKET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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NEWMARKET CORPORATION

330 SOUTH FOURTH STREET

POST OFFICE BOX 2189

RICHMOND, VIRGINIA 23218-2189

April 18, 2005

Dear Shareholder:

You have consented to access all future proxy materials and annual reports of NewMarket Corporation (the “Company”) electronically over the Internet instead of receiving paper copies of such documents in the mail. The purpose of this letter is to notify you that the Company’s proxy materials for the 2005 annual meeting of its shareholders and its 2004 annual report are now available on the Company’s website at http://www.newmarket.com. After accessing these documents, please complete, sign, date and return the enclosed proxy card promptly using the enclosed envelope.

You may request paper copies of the proxy materials for the 2005 annual meeting of the Company’s shareholders and the Company’s 2004 annual report by contacting the Company as follows: NewMarket Corporation, 330 South Fourth Street, Richmond, Virginia 23219, Attention: Corporate Secretary; Telephone: (804) 788-5000.

Very truly yours,

/s/ M. Rudolph West
M. Rudolph West, Secretary